Exhibit 99.1

PROGRESSIVE WATER TREATMENT, INC.

Condensed Balance Sheets at June 30, 2015 and 2014	F-13

Condensed Statements of Operations for the Six Months Ended June 30, 2015 and 2014	F-14

Condensed Statements of Shareholder’s Equity for the Six Months Ended June 30, 2015 and 2014	F-15

Condensed Statements of Cash Flows for the Six Months Ended June 30, 2015 and 2014	F-16

Notes to the Financial Statements	F-17

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2015	F-22

Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2015	F-23

Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2014	F-24

Notes to Unaudited Pro Forma Condensed Combined Financial Information	F-25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder of

Progressive Water Treatment, Inc.

We have audited the accompanying balance sheet of Progressive Water Treatment, Inc. (the "Company") as of December 31, 2014 and 2013, and the related statements of operations, shareholder’s equity, and cash flows for the years ended December 31, 2014 and 2013.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards established by the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the  effectiveness  of the Company's  internal  control over  financial  reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the years ended December 31, 2014 and 2013, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 12 to the financial statements, the Company sold substantially all of the assets on October 1, 2015.

/s/ Liggett, Vogt & Webb, P.A.

New York, New York
October 30, 2015

PROGRESSIVE WATER TREATMENT, INC.
BALANCE SHEETS
AS OF DECEMBER 31, 2014 AND 2013

	2014	2013

Assets
Current Assets
Cash and cash equivalents	$12,424	$30,070
Contracts receivable, net of allowance for doubtful accounts of $50,000, respectively	1,904,866	532,511
Costs in excess of billings	109,756	180,461

Total Current Assets	2,027,046	743,042

Furniture and equipment, net	65,399	87,472

Total Assets	$2,092,445	$830,514

Liabilities and Shareholder's Equity
Current Liabilities:
Accounts payable	$758,509	$319,373
Billings in excess of costs	99,668	113,950
Customer deposit	113,950	-
Warranty reserve	20,000	20,000
Other payable	35,018	13,324
Note payable, current portion	4,936	4,314
Line of credit	150,000	175,000

Total Current Liabilities	1,182,081	645,961

Long Term Liabilities
Note payable, long term portion	16,373	21,309

Total Long Term Liabilities	16,373	21,309

Total Liabilities	1,198,454	667,270

Shareholder's Equity
Common stock, $10 par value; 1,000,000 authorized common shares 10,000 and 10,000 shares issued and outstanding, respectively	1,000	1,000
Retained earnings	892,991	162,244

Total Shareholder's Equity	893,991	163,244

Total Liabilities and Shareholder's Equity	$2,092,445	$830,514

See accompanying notes to financial statements

PROGRESSIVE WATER TREATMENT, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013

Revenues	$6,075,108	$3,708,613

Cost of Revenues:
Materials	3,622,964	2,095,253
Labor and subcontracts	538,072	488,114
Other costs	127,380	164,624

Total Cost of Revenues	4,288,416	2,747,991

Gross Profit	1,786,692	960,622

Operating Expenses
General and administrative expenses	968,054	858,151

Total Operating Expenses	968,054	858,151

Income before Other Income/(Expenses)	818,638	102,471

Other Income/(Expenses)
Interest and other income	-	471
Interest expense	(4,891)	(1,611)

Total Other Income/(Expenses)	(4,891)	(1,140)

Income before Provision for Income Taxes	813,747	101,331

Provision for income taxes	-	-

Net Income	$813,747	$101,331

See accompanying notes to financial statements

PROGRESSIVE WATER TREATMENT, INC.
STATEMENTS OF SHAREHOLDER'S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	Common Stock		Retained
	Shares	Amount	Earnings	Total

Beginning balance, January 1, 2013	10,000	$1,000	$356,418	$357,418

Net income	-	-	101,331	101,331

Distributions	-	-	(295,505)	(295,505)

Ending balance, December 31, 2013	10,000	1,000	162,244	163,244

Net income	-	-	813,747	813,747

Distributions	-	-	(83,000)	(83,000)

Ending balance, December 31, 2014	10,000	$1,000	$892,991	$893,991

See accompanying notes to financial statements

PROGRESSIVE WATER TREATMENT, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$813,747	$101,331
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	28,760	26,876
Changes in Assets and Liabilities
(Increase) Decrease in:
Accounts receivable	(1,372,355)	774,438
Prepaid expenses	-	2,700
Costs in excess of billings	70,705	(67,074)
Increase (Decrease) in:
Accounts payable	439,136	10,984
Billings in excess of costs	(14,282)	(553,543)
Customer deposit	113,950	-
Other liabilities	21,694	10,143

NET CASH PROVIDED BY OPERATING ACTIVITIES	101,355	305,855

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(6,688)	(19,050)

NET CASH USED IN INVESTING ACTIVITIES	(6,688)	(19,050)

CASH FLOWS FROM FINANCING ACTIVITIES:
Shareholder distribution	(83,000)	(295,506)
Proceeds from credit line	225,000	-
Payments on credit line	(250,000)	-
Payments on loan payable	(4,313)	(4,847)

NET CASH USED IN FINANCING ACTIVITIES	(112,313)	(300,353)

NET DECREASE IN CASH IN CASH AND CASH EQUIVALENTS	(17,646)	(13,548)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	30,070	43,618

CASH AND CASH EQUIVALENTS, END OF YEAR	$12,424	$30,070

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$4,891	$1,611
Income taxes	$8,937	$9,446

See accompanying notes to financial statements

PROGRESSIVE WATER TREATMENT, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Progressive Water Treatment, Inc. (“the Company”) was formed as an S-Corporation under the laws of the State of Texas on March 20, 2001. The Company is primarily engaged in providing water treatment systems and services for a wide variety of applications and component sales.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Revenue Recognition

Revenues and related costs on construction contracts are recognized using the “percentage of completion method” of accounting in accordance with ASC 605-35 – “Accounting for Performance of Construction-Type and Certain Production Type Contracts”. Under this method, contract revenues and related expenses are recognized over the performance period of the contract in direct proportion to the costs incurred as a percentage of total estimated costs for the entirety of the contract. Costs include direct material, direct labor, subcontract labor and any allocable indirect costs. All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, the Company will recognize the loss as it is determined.

The asset “Costs in excess of billings” represents revenues recognized in excess of amounts billed on contracts in progress. The liability “Billings in excess of costs” represents billings in excess of revenues recognized on contracts in progress. Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheets, as they will be liquidated in the normal course of the contract completion.

Revisions in cost and profit estimates during the course of the contract are reflected in the accounting period in which the facts for the revisions become known. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements, may result in revisions to costs and income, which are recognized in the period the revisions are determined.

Contract Receivable

The Company bills its customers in accordance with contractual agreements. The agreements generally require billing to be on a progressive basis as work is completed. Credit is extended based on evaluation of clients financial condition and collateral is not required. The Company maintains an allowance for doubtful accounts for estimated losses that may arise if any customer is unable to make required payments. Management performs a quantitative and qualitative review of the receivables past due from customers on a monthly basis. The Company records an allowance against uncollectible items for each customer after all reasonable means of collection have been exhausted, and the potential for recovery is considered remote. The allowance for doubtful accounts was approximately $50,000 as of December 31, 2014 and 2013, respectively. The net contract receivable balance was $1,904,866 and $532,511 at December 31, 2014 and December 31, 2013, respectively.

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investment instruments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 2014 and 2013, there were no cash equivalents.

Furniture and equipment

Furniture and equipment are stated at cost. Gain or loss is recognized upon disposal of property and equipment, and the asset and related accumulated depreciation are removed from the accounts. Expenditures for maintenance and repairs are charged to expense as incurred, while expenditures for addition and betterment are capitalized. Furniture and equipment are depreciated on the straight-line method and include the following categories:

PROGRESSIVE WATER TREATMENT, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Furniture and equipment (continued)

Estimated Life
Machinery and equipment	3-5 years
Furniture, fixtures and computer equipment	3 years
Transportation equipment	3 years
Leasehold improvements	5 years

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability would be performed following generally accepted accounting principles.

Fair Value of Financial Instruments

The carrying amount of cash, contract receivable and accounts payable, as applicable, approximates fair value due to the short term nature of these items in relation to current market conditions.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Assets and liabilities that are measured at fair value are reported using a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date of identical, unrestricted assets or liabilities.

Level 2 – Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3 – Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

As of December 31, 2014 and 2013, the Company did not identify any other non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with ASC Topic 825, Financial Instruments.

Income Taxes

The Company made an election as an S-Corporation and files tax returns on a cash basis. The Company has adopted ASC 740-10, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes consist primarily of accrual financial reporting versus cash basis tax reporting.

Since the Company is a pass through entity, the effect of the timing differences and related deferred tax assets and liabilities at December 31, 2014 and 2013 were deemed to be immaterial.

Advertising Costs

The Company has the policy of expensing advertising costs as incurred. The Company advertising costs charged to expense was $1,356 and $1,122 at December 31, 2014 and December 31, 2013, respectively.

PROGRESSIVE WATER TREATMENT, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

Financial statements prepared in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect certain reported amounts and disclosures. Significant items subject to such estimates and assumptions include the allowance for doubtful accounts; recognition of revenue for costs and estimated earnings in excess of billings on uncompleted contract and revenue recognition of contract change order claims. Actual results may differ from those estimates. There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

Recently Issued Accounting Pronouncements

The FASB has issued ASU No. 2014-09, Revenue from Contracts with Customers. This ASU supersedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective on January 1, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application. The Company has not yet determined the effect of the adoption of this standard and it is expected to have an immaterial impact on the Company’s consolidated financial statements.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 3 – CONTRACT RECEIVABLES:

As of December 31, 2014 and 2013, contract receivables consist of the following:

	2014	2013

Currently due:
Contracts in progress	$1,697,415	$-
Contracts completed	194,176	468,561
Subtotal	1,891,591	468,561

Retention:
Contracts in progress	63,275	113,950
Subtotal	1,954,866	582,511
Less, allowance for doubtful accounts	(50,000)	(50,000)
Total	$1,904,866	$532,511

NOTE 4 – COSTS IN EXCESS OF BILLINGS/BILLINGS IN EXCESS OF COSTS ON UNCOMPLETED CONTRACTS

As of December 31, 2014 and 2013, cost in excess of billings/billings in excess of costs on uncompleted contracts consists of the following;

	2014	2013

Costs and estimated earnings in excess of billings	$109,756	$180,461
Billings in excess of costs and estimated earnings	(99,668)	(113,950)
Net costs in excess of billings	$10,088	$66,511

Costs incurred on uncompleted contracts	$3,193,716	$286,871
Estimated earnings to date	702,508	18,708
Total costs and estimated earnings	3,896,224	305,579
Less billings to date	(3,886,136)	(239,068)
Net costs in excess of billings	$10,088	$66,511

PROGRESSIVE WATER TREATMENT, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 5 – FURNITURE AND EQUIPMENT

As of December 31, 2014 and 2013, furniture and equipment are summarized as follows:

	2014	2013

Machinery and equipment	$154,959	$148,272
Furniture, fixtures and computer equipment	38,160	38,160
Transportation equipment	136,741	136,741
Leasehold improvements	55,643	55,643
	385,503	378,816
Less accumulated depreciation	(320,104)	(291,344)
Net fixed assets	$65,399	$87,472

Depreciation expense as of December 31, 2014 and 2013 was $28,761 and $26,876 respectively.

NOTE 6 – NOTE PAYABLE

As of December 31, 2014 and 2013, notes payable are summarized as follows:

Note payable is secured by transportation equipment, requiring approximate monthly payment of $491, including principal and interest at a rate of interest of 4.99% per annum. Principal and any accrued interest are payable until December 15, 2018.

	2014	2013

Notes payable	$21,309	$25,623
Less, current portion	(4,936)	(4,314)
Long term portion	$16,373	$21,309

For the year ending December, 31, aggregate maturities of long-term note payable are as follows:

2015	$4,936
2016	5,188
2017	5,453
2018	5,732
$21,309

NOTE 7 – LINE OF CREDIT

The Company has a secured line of credit from Legacy Bank of Texas for $300,000 with a balance outstanding of $150,000 and $175,000 as of December 31, 2014 and December 31, 2013, respectively. The line of credit is secured by all inventory, accounts receivable, equipment and furniture and fixtures. The interest rate is 5.5% per annum and payable every month. Interest shall be calculated from the date of each advance until repayment of each advance or maturity, whichever occurs first. The note was renewed in June 2015 and matures in June 2016.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Operating Lease – Related Party

The Company entered into a month-to-month lease agreement with the shareholder of the Company for office space in McKinney, Texas at a base rent of $4,000 per month.

PROGRESSIVE WATER TREATMENT, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 8 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

Warranty Reserve

Generally, a project is guaranteed against defects in material and workmanship for one year from the date of completion, while certain areas of construction and materials may have guarantees extending beyond one year. The Company has various insurance policies relating to the guarantee of completed work, which in the opinion of management will adequately cover any potential claims. A warranty reserve has been provided based on the opinion of management and based on Company history in the amount of $20,000 for the years ending December 31, 2014 and 2013.

Litigation

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. The Company is currently not party to any such legal proceedings that believes will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

NOTE 9 – CONCENTRATIONS

Major Customers

The Company has four major customers for the period ended December 31, 2014. The customers represent 61.02% of billings in 2014. The contract receivable balance for the customers was $1,529,931, at December 30, 2014.

The Company has five major customers for the year ended December 31, 2013. The customers represent 50.44% of billings in 2013. The contract receivable balance for the customers was $327,830 at December 31, 2013.

Major Suppliers

The Company has four major vendors for the year ended December 31, 2014. The vendors represent 47.84% of total expenses in 2014. The accounts payable balance due to the vendors is $362,419, at December 31, 2014. Management believes no risk is present with the vendors due to other suppliers being readily available.

The Company has four major vendors for the year ended December 31, 2013. The vendors represent 41.66% of total expenses in 2013. The accounts payable balance due to the vendors is $175,680 at December 31, 2013.

NOTE 10 – INCOME TAXES

The Company is an S-Corporation and all items of income and expense are passed through to the shareholders to report on their individual income tax returns. The Company incurs and pays no federal income tax, only state taxes paid to the franchise tax board. For the year ended December 31, 2014 and 2013, state franchise taxes which are classified within general and administrative expenses were $8,937 and $9,446, respectively.

NOTE 11 – PROFIT SHARING PLAN

Effective 2010, the Company adopted a qualified profit sharing plan with a 401 (k) deferred compensation provision. All employees are eligible to participate in the Company's profit sharing plan and 401(k) plan when they reach an entry date of the plan coinciding with or next following their date of hire. The Company contributions to the plan are discretionary matching equal to a percentage of the amount of the salary deduction an employee elects to defer, to be determined each year by the Company. The Company elected to match 100% of employee-deferred salary up to 3% of employee deferrals. The Company may make a discretionary profit sharing contribution to be determined each year by the Company. The Company made no discretionary profit sharing contributions in 2014 and 2013. For the year ended December 31, 2014 and 2013, the matching expense allocated to general and administrative expenses for the plan were $25,334 and $26,515, respectively.

PROGRESSIVE WATER TREATMENT, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 12 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through October 15, 2015, the date on which the financial statements were available to be issued.

On October 1, 2015, the Company closed a Share Exchange Agreement with OriginClear Inc. (“the Buyer”) for the sale and purchase of substantially all (100%) of Progressive Water Treatment, Inc. (PWT) shareholders common stock owned. As consideration for the sale of all of the Company’s common stock, the Buyer will pay $1,500,000 paid in the form of ten thousand (10,000) shares of the Company’s Series B Convertible Preferred Stock, with a stated value of one hundred fifty dollars ($150) per share (the stated value), which shall have the rights, preferences and privileges as set forth in a Certificate of Designation. The stated value of each share of Series B Preferred Stock is convertible, at a conversion price of three cents ($0.03) per share, into common stock of the Buyer. With respect to the public resale of the common stock, the PWT shareholder shall at all times be subject to the restrictions, conditions and requirements applicable to an affiliate of the Buyer, as described in Rule 144 of the Securities Act of 1933, as amended, even if the PWT shareholder or its assignees and successors are no longer affiliates of the Buyer.

PROGRESSIVE WATER TREATMENT, INC.

CONDENSED BALANCE SHEETS

	As of
	June 30, 2015	December 31, 2014
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$55,363	$12,424
Contracts receivable, net of allowance for doubtful accounts	918,985	1,904,866
Costs in excess of billings	572,658	109,756

Total Current Assets	1,547,006	2,027,046

Furniture and equipment, net	59,436	65,399

Total Assets	$1,606,442	$2,092,445

Liabilities and Shareholder's Equity
Current Liabilities:
Accounts payable	$672,415	$758,509
Billings in excess of costs	-	99,668
Customer deposit	113,950	113,950
Warranty reserve	20,000	20,000
Other payable	22,040	35,018
Note payable, current portion	5,061	4,936
Line of credit	-	150,000

Total Current Liabilities	833,466	1,182,081

Long term liabilities
Note payable, long term portion	13,811	16,373

Total Long Term Liabilities	13,811	16,373

Total Liabilities	847,277	1,198,454

Shareholder's Equity
Common stock, $10 par value; 1,000,000 authorized common shares 10,000 and 10,000 shares issued and outstanding, respectively	1,000	1,000
Retained earnings	758,165	892,991

Total shareholder's Equity	759,165	893,991

Total Liabilities and Shareholder's Equity	$1,606,442	$2,092,445

See accompanying notes to condensed financial statements

PROGRESSIVE WATER TREATMENT, INC.
CONDENSED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(UNAUDITED)

	2015	2014

Revenues	$2,638,384	$1,697,828

Cost of Revenues:
Materials	1,913,902	991,312
Labor and subcontracts	278,875	227,257
Other costs	93,557	54,758

Total Cost of Revenues	2,286,334	1,273,327

Gross Profit	352,050	424,501

Operating Expenses
General and administrative expenses	485,976	427,297

Total Operating Expenses	485,976	427,297

Loss before Other Income/(Expenses)	(133,926)	(2,796)

Other Income/(Expenses)
Interest and other income	1,012	-
Interest expense	(1,912)	(2,869)

Total Other Income/(Expenses)	(900)	(2,869)

Loss before Provision for Income Taxes	(134,826)	(5,665)

Provision for income taxes	-	-

Net Loss	$(134,826)	$(5,665)

See accompanying notes to condensed financial statements

PROGRESSIVE WATER TREATMENT, INC.
CONDENSED STATEMENTS OF SHAREHOLDER'S EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(UNAUDITED)

	Common Stock		Retained
	Shares	Amount	Earnings	Total

Beginning balance, January 1, 2014	10,000	$1,000	$162,244	$163,244

Net loss	-	-	(5,665)	(5,665)

Distributions	-	-	(83,000)	(83,000)

Ending balance, June 30, 2014	10,000	1,000	73,579	74,579

Net income	-	-	819,412	819,412

Distributions	-	-	-	-

Ending balance, December 31, 2014	10,000	1,000	892,991	893,991

Net loss	-	-	(134,826)	(134,826)

Distributions	-	-	-	-

Ending balance, June 30, 2015	10,000	$1,000	$758,165	$759,165

See accompanying notes to condensed financial statements

PROGRESSIVE WATER TREATMENT, INC.
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014
(UNAUDITED)

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(134,826)	$(5,665)
Adjustments to reconcile net loss to net cash provided in operating activities
Depreciation	16,290	12,084
Changes in Assets and Liabilities
(Increase) Decrease in:
Accounts receivable	985,881	(23,307)
Cost in excess of billings	(462,901)	180,461
Increase (Decrease) in:
Accounts payable	(86,094)	4,675
Billings in excess of cost	(99,668)	489,547
Other liabilities	(12,978)	27

NET CASH PROVIDED BY OPERATING ACTIVITIES	205,704	657,822

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(10,327)	–

NET CASH USED IN INVESTING ACTIVITIES	(10,327)	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Shareholder distribution	–	(83,000)
Payments on line of credit	(150,000)	(175,000)
Payments on note payable	(2,438)	(1,936)

NET CASH USED IN FINANCING ACTIVITIES	(152,438)	(259,936)

NET INCREASE IN CASH AND CASH EQUIVALENTS	42,939	397,886

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	12,424	30,070

CASH AND CASH EQUIVALENTS, END OF PERIOD	$55,363	$427,956

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$1,912	$2,869
Income taxes	$2,535	$8,937

See accompanying notes to condensed financial statements

PROGRESSIVE WATER TREATMENT, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2015 AND 2014

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Progressive Water Treatment, Inc. (“the Company”) was formed as an S-Corporation under the laws of the State of Texas on March 20, 2001. The Company is primarily engaged in providing water treatment systems, services for a wide variety of applications and component sales.

Basis of Presentation

The accompanying unaudited financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all normal recurring adjustments considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2015 are not necessarily indicative of the results that may be expected for the year ending December 31, 2015. For further information refer to the audited financial statements and footnotes thereto included in the Company's audited report for the year ended December 31, 2014 and 2013.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Revenue Recognition

Revenues and related costs on construction contracts are recognized using the “percentage of completion method” of accounting in accordance with ASC 605-35 – “Accounting for Performance of Construction-Type and Certain Production Type Contracts”. Under this method, contract revenues and related expenses are recognized over the performance period of the contract in direct proportion to the costs incurred as a percentage of total estimated costs for the entirety of the contract. Costs include direct material, direct labor, subcontract labor and any allocable indirect costs. All un-allocable indirect costs and corporate general and administrative costs are charged to the periods as incurred. However, in the event a loss on a contract is foreseen, the Company will recognize the loss as it is determined.

The asset “Costs in excess of billings” represents revenues recognized in excess of amounts billed on contracts in progress. The liability “Billings in excess of costs” represents billings in excess of revenues recognized on contracts in progress. Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheets, as they will be liquidated in the normal course of the contract completion.

Revisions in cost and profit estimates during the course of the contract are reflected in the accounting period in which the facts for the revisions become known. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements, may result in revisions to costs and income, which are recognized in the period the revisions are determined.

Contract Receivable

The Company bills its customers in accordance with contractual agreements. The agreements generally require billing to be on a progressive basis as work is completed. Credit is extended based on evaluation of clients financial condition and collateral is not required. The Company maintains an allowance for doubtful accounts for estimated losses that may arise if any customer is unable to make required payments. Management performs a quantitative and qualitative review of the receivables past due from customers on a monthly basis. The Company records an allowance against uncollectible items for each customer after all reasonable means of collection have been exhausted, and the potential for recovery is considered remote. The allowance for doubtful accounts was approximately $50,000 as of June 30, 2015. The net contract receivable balance was $918,985 at June 30, 2015.

Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investment instruments purchased with an original maturity of three months or less to be cash equivalents. At June 30, 2015, there were no cash equivalents.

PROGRESSIVE WATER TREATMENT, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2015 AND 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Furniture and equipment

Furniture and equipment are stated at cost. Gain or loss is recognized upon disposal of property and equipment, and the asset and related accumulated depreciation are removed from the accounts. Expenditures for maintenance and repairs are charged to expense as incurred, while expenditures for addition and betterment are capitalized. Furniture and equipment are depreciated on the straight-line method and include the following categories:

Estimated Life
Machinery and equipment	3-5 years
Furniture, fixtures and computer equipment	3 years
Transportation equipment	3 years
Leasehold improvements	5 years

Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability would be performed following generally accepted accounting principles.

Fair Value of Financial Instruments

The carrying amount of cash, contract receivable and accounts payable, as applicable, approximates fair value due to the short term nature of these items in relation to current market conditions.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Assets and liabilities that are measured at fair value are reported using a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date of identical, unrestricted assets or liabilities.

Level 2 – Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3 – Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

As of June 30, 2015, the Company did not identify any other non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with ASC Topic 825, Financial Instruments.

Use of Estimates

Financial statements prepared in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect certain reported amounts and disclosures. Significant items subject to such estimates and assumptions include the allowance for doubtful accounts; recognition of revenue for costs and estimated earnings in excess of billings on uncompleted contract and revenue recognition of contract change order claims. Actual results may differ from those estimates. There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

PROGRESSIVE WATER TREATMENT, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2015 AND 2014

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements

The FASB has issued ASU No. 2014-09, Revenue from Contracts with Customers. This ASU supersedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective on January 1, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application. The Company has not yet determined the effect of the adoption of this standard and it is expected to have an immaterial impact on the Company’s consolidated financial statements.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 3 – CONTRACT RECEIVABLES

As of June 30, 2015 and December 31, 2014, contract receivables consist of the following:

	June 30, 2015	December 31, 2014

Currently due:
Contracts in progress	$157,251	$1,697,415
Contracts completed	811,734	194,176
Subtotal	968,985	1,891,591

Retention:
Contracts in progress	-	63,275
Subtotal	968,985	1,954,866
Less, allowance for doubtful accounts	(50,000)	(50,000)
Total	$918,985	$1,904,866

NOTE 4 – COSTS IN EXCESS OF BILLINGS/ BILLINGS IN EXCESS OF COSTS ON UNCOMPLETED CONTRACTS:

As of June 30, 2015 and December 31, 2014, cost in excess of billings / billing in excess of costs on uncompleted contracts consist of the following:

	June 30, 2015	December 31, 2014

Costs and estimated earnings in excess of billings	$572,658	$109,757
Billings in excess of costs and estimated earnings	–	(99,668)
Net costs in excess of billings	$572,658	$10,089

Costs incurred on uncompleted contracts	$571,986	$3,193,716
Estimated earnings to date	326,550	702,508
Total costs and estimated earnings	898,536	3,896,224
Less billings to date	(325,878)	(3,886,135)
Net costs in excess of billings	$572,658	$10,089

PROGRESSIVE WATER TREATMENT, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2015 AND 2014

NOTE 5 – NOTE PAYABLE

As of June 30, 2015, notes payable are summarized as follows:

	June 30, 2015	December 31, 2014

Notes payable	$18,872	$21,309
Less, current portion	(5,061)	(4,936)
Long term portion	$13,811	$16,373

For the twelve months ending June 30, aggregate maturites of long-term note payable are as follows:

2015	$5,061
2016	5,319
2017	5,590
2018	2,902
$18,872

Note payable is secured by transportation equipment, requiring approximate monthly payment of $491, including principal and interest at a rate of interest of 4.99% per annum. Principal and any accrued interest are payable until December 15, 2018.

NOTE 6 – BANK LINE OF CREDIT

The Company has a secured line of credit from Legacy Bank of Texas for $300,000, with a balance outstanding of $0 and $150,000 as of June 30, 2015 and December 31, 2014, respectively. The line of credit is secured by all inventory, accounts, equipment and furniture and fixtures. The interest rate is 5.5% per annum and payable every month. Interest shall be calculated from the date of each advance until repayment of each advance or maturity, whichever occurs first. The note was renewed in June 2015 and matures in June 2016.

NOTE 8 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through October 15, 2015, the date on which the financial statements were available to be issued.

On October 1, 2015, the Company closed a Share Exchange Agreement with OriginClear Inc. (“the Buyer”) for the sale and purchase of substantially all (100%) of Progressive Water Treatment, Inc. (PWT) shareholders common stock owned. As consideration for the sale of all of the Company’s common stock, the Buyer will pay $1,500,000 paid in the form of ten thousand (10,000) shares of the Company’s Series B Convertible Preferred Stock, with a stated value of one hundred fifty dollars ($150.00) per share (the stated value), which shall have the rights, preferences and privileges as set forth in a Certificate of Designation. The stated value of each share of Series B Preferred Stock is convertible, at a conversion price of three cents ($0.03) per share, into common stock of the Buyer. With respect to the public resale of the common stock, the PWT shareholder shall at all times be subject to the restrictions, conditions and requirements applicable to an affiliate of the Buyer, as described in Rule 144 of the Securities Act of 1933, as amended, even if the PWT shareholder or its assignees and successors are no longer affiliates of the Buyer.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of OriginClear, Inc. (the “Company”) and Progressive Water Treatment, Inc. (“PWT”) after entering into an agreement on July 31, 2015, giving effect to the Company’s acquisition of PWT which was consummated on October 1, 2015. The notes to the unaudited pro forma condensed financial information describes the reclassifications and adjustments to the financial information presented.

The unaudited pro forma condensed combined balance sheet as of June 30, 2015 is presented as if the acquisition of PWT had occurred on June 30, 2015. The unaudited pro forma condensed statement of operations for the six months ended June 30,2015 and year ended December 31, 2014 are presented as if the acquisition of PWT had occurred on beginning of each period presented.

The allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based upon the respective fair values of the assets and liabilities of PWT as of the date of acquisition.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the PWT acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition. The unaudited pro forma condensed combined financial data also do not include any integration costs, cost overlap or estimated future transaction costs, except for fixed contractual transaction costs that the companies expect to incur as a result of the acquisition.

The historical financial information has been adjusted to give effect to events that are directly attributable to the Acquisition, factually supportable and, with respect to the statements of operations, expected to have a continuing impact on the results of the combined company. These unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company and PWT included in the annual report on form 10K for the year ended December 31, 2014 and contained elsewhere in this Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2015

			Unaudited		Unaudited
			ProForma		ProForma
	OriginClear	PWT	Adjustments		Combined

Assets
Current Assets
Cash and cash equivalents	$180,699	$55,363	$-		$ 236,062
Contracts receivable, net of allowance for doubtful accounts of $50,000	-	918,985	-		918,985
Work in progress	124,609				124,609
Costs in excess of billings	-	572,658	-		572,658
Prepaid expenses	83,747				83,747

Total Current Assets	389,055	1,547,006	-		1,936,061

Furniture and equipment, net	78,746	59,436	-		138,182

Other Assets
Other asset	37,038	-	-		37,038
Trademark	4,467	-	-		4,467
Security deposit	9,650	-	-		9,650
Goodwill	-	-	740,835	(A)	740,835

Total Other Assets	51,155	-	740,835		791,990

Total Assets	$518,956	$1,606,442	$740,835		$ 2,866,233

Liabilities and Shareholders' Deficit
Current Liabilities:
Accounts payable and accrued expenses	$22,833	$672,415	$-		$695,248
Billings in excess of costs	347,122	-	-		347,122
Customer deposit	-	113,950	-		113,950
Deferred income	41,266	-	-		41,266
Derivative liabilities	4,611,398	-	1,200,540	(D)	5,811,938
Warranty reserve	-	20,000	-		20,000
Other payable	-	22,040	-		22,040
Convertible promissory notes, net of discount of $300,397	3,878,846	-			3,878,846
Note payable, current portion	-	5,061	-		5,061

Total Current Liabilities	8,901,465	833,466	1,200,540		10,935,471

Long term liabilities
Note payable, long term portion	-	13,811	-		13,811

Total Long Term Liabilities	-	13,811	-		13,811

Total liabilities	8,901,465	847,277	1,200,540		10,949,282

Shareholders' equity
Series B Preferred stock, $0.0001 par value, 25,000,000 shares authorized 10,000 shares issued and outstanding	-	-	1	(C)	1
Common stock, $0.0001 par value, 1,000,000,000 shares authorized 147,198,804 shares issued and outstanding	14,719	-	-		14,719
Common stock, $0.10 par value, 1,000,000 shares authorized, 10,000 shares issued and outstanding		1,000	(1,000	)(B)	-
Additional paid in capital, common stock	42,540,326	-	299,459	(D)	42,839,785
(Accumulated deficit)/Retained Earnings	(50,937,554)	758,165	(758,165	)(B)	(50,937,554)

Total Shareholders' deficit	(8,382,509)	759,165	(459,705)		(8,083,049)

Total Liabilities and Shareholders' deficit	$518,956	$1,606,442	$740,835		$2,866,233

See notes to unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2015

			Unaudited	Unaudited
	Six Months Ended		ProForma	ProForma
	OriginClear	PWT	Adjustments	Combined

Sales	$136,280	$2,638,384	$-	$2,774,664

Cost of Sales	86,294	2,286,334	-	$2,372,628

Gross Profit	49,986	352,050	-	402,036

Operating Expenses				-
Selling and general and administrative expenses	2,305,710	485,976	-	2,791,686
Research and development	460,742	-	-	460,742

Total Operating Expenses	2,766,452	-	-	3,252,428

(Loss) before Other Income/(Expenses)	(2,716,466)	(133,926)	-	(2,850,392)

Other Income/(Expenses)
Interest and other income	-	1,012	-	1,012
Loss on sale of asset	(1,552)	-	-	(1,552)
Fair value of financing cost	(143,172)	-	-	(143,172)
Gain (Loss) on change in derivative liability	308,740	-	-	308,740
Commotment fee	(51,697)	-	-	(51,697)
Interest expense	(864,696)	(1,912)	-	(866,608)

Total Other Income/(Expenses)	(752,377)	(900)	-	(753,277)

Net Loss	$(3,468,843)	$(134,826)	$-	$(3,603,669)

	$(0.03)			$(0.03)

	119,701,452			119,701,452

See notes to unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

			Unaudited	Unaudited
			ProForma	ProForma
	OriginClear	PWT	Adjustments	Combined

Sales	$166,195	$6,075,108	-	$6,241,303

Cost of Sales	106,919	4,288,416	-	4,395,335
				-
Gross Profit	59,276	1,786,692	-	1,845,968

Operating Expenses
Selling and general and administrative expenses	5,757,019	968,054	-	6,725,073
Research and developmnent	1,284,611	-	-	1,284,611
				-
Total Operating Expenses	7,041,630	968,054	-	8,009,684
				-
Income before Other Income/(Expenses)	(6,982,354)	818,638	-	(6,163,716)

Other Income/(Expenses)

Realized gain on investment	6,353	-	-	6,353
Gain(Loss) on change in derivative liability	(1,701,406)	-	-	(1,701,406)
Commitment and other financing fees	(128,762)	-	-	(128,762)
Interest expense	(2,332,439)	(4,891)	-	(2,337,330)

Total Other Income/(Expenses)	(4,156,254)	(4,891)		(4,161,145)

Net Income (Loss)	$(11,138,608)	$813,747	-	$(10,324,861)

Basic and diluted loss per share	$(0.06)	-		$(0.14)

Weighted-average common shares outstanding,
Basic and diluted	74,966,622			74,966,622

See notes to unaudited pro forma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed statements of operations for the six months ended June 30, 2015 and year ended December 31, 2014, are based on the historical financial statements of OriginClear, Inc. (the “Company”) and Progressive Water Treatment, Inc. (“PWT”) after giving effect to the Company’s  acquisition that was consummated on October 1, 2015 and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The Company accounts for business combinations pursuant to Accounting Standards Codification ASC 805, Business Combinations.   In accordance with ASC 805, the Company uses it best estimates and assumptions to accurately assign fair value to the assets acquired and the liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of the purchase consideration over the fair value of the assets acquired and the liabilities assumed.

The fair values assigned to PWT’s assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of acquisition. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, but is waiting for additional information. The Company expects to finalize the valuation of the assets and liabilities as soon as practicable, but not later than one year from the acquisition date.

Accounting Periods Presented

The unaudited pro forma condensed combined balance sheet as of June 30, 2015 is presented as if the acquisition of PWT had occurred on June 30, 2015. The unaudited pro forma condensed statement of operations for the six months ended June 30,2015 and year ended December 31, 2014 are presented as if the acquisition of PWT had occurred on beginning of each period presented.

Reclassifications

The Company reclassified certain accounts in the presentation of PWT’s historical financial statements in order to conform to the Company’s presentation.

2.	ACQUISITION OF PROGRESSIVE WATER TREATMENT, INC.

On October 1, 2015, OriginClear, Inc., a Nevada corporation (the “Company”), closed the transactions contemplated by the Share Exchange Agreement (the “Agreement”) with Progressive Water Treatment, Inc., a Texas corporation (“PWT”) and Marc Stevens, PWT’s sole shareholder (“Stevens”), dated July 31, 2015 (the “Agreement”).

The Company acquired PWT from Stevens through the transfer of all issued and outstanding shares of PWT in exchange (the “Exchange”) for 10,000 shares of a new series of preferred stock, the Series B Preferred Stock, filed with the State of Nevada by the Company on October 1, 2015. Each share of Series B Preferred Stock has a stated value of $150 per share and is convertible into shares of the Company’s common stock at a conversion price of $0.03 per share, which may be converted to the Company’s common stock in three annual increments beginning 12 months from closing. The conversion price is subject to adjustment in the case of reverse splits, stock dividends, reclassifications and the like. In addition, the conversion price is subject to certain full ratchet anti-dilution protection, as follows:

a)	If, on the date of any conversion notice, the market price of the Corporation’s common stock is less than the conversion price, then the conversion price shall be adjusted to the lower market price for that conversion. The number of shares of common stock issuable for each share of converted Series B Preferred Stock shall be calculated by dividing the state value by the market price. For the purpose of this paragraph, the market price shall be defined as the average of the closing trade prices of the twenty-five (25) days prior to the date of the conversion notice.

2.	ACQUISITION OF PROGRESSIVE WATER TREATMENT, INC. (Continued)

b)	If the Corporation at any time after the first issuance of a share of the Series B Preferred Stock shall declare or pay on the common stock any dividend in shares of common stock, or effect a subdivision of the outstanding shares of the common stock into a greater number of the common stock, or shall combine or consolidate the outstanding shares of the common stock into a lesser number of shares of the common stock (by reclassification or otherwise), then, and in each such case, the conversion price (as previously adjusted) in effect immediately prior to such declaration, payment, subdivision, combination or consolidation shall, concurrently with the effectiveness of such declaration be proportionately adjusted.

c)	If the Corporation at any time after the first issuance of a share of the Series B Preferred Stock shall reclassify or otherwise change the outstanding shares of the common stock, whether by capital reorganization, reclassification or otherwise, or shall consolidate with or merge with or into any other corporation where the Corporation is not the surviving corporation, then immediately after the effectiveness of the reclassification, each outstanding share of the Series B Preferred Stock would be convertible into the type and amount of stock and other securities or property, which the holder of that number of shares would have been convertible into common stock immediately before the effectiveness of such reclassification.

d)	No fractional shares of the common stock shall be issuable upon the conversion of shares of the Series B Preferred Stock and the Corporation shall pay the cash equivalent of any fractional share upon such conversion.

Under the purchase method of accounting, the transactions will be valued for accounting purposes at $1,500,000, which will be the estimated fair value of the Company at date of acquisition. The assets and liabilities of PWT will be recorded at their respective fair values as of the date of acquisition, and the following table summarizes these unaudited values.

Purchase Price Allocation
Six Months Ended
June 30, 2015
Assets acquired

Current Assets
Cash	$55,363
Contract Receivables	918,985
Costs and Estimated Earnings in Excess of Billings	572,658
Total Current Assets	1,547,006

Tangible Assets subject to depreciation
Machinery and Equipment, net of depreciation	59,436

Other Assets
Goodwill	740,835

Total assets acquired	$2,347,277

Liabilities assumed

Accounts Payable and Accrued Expenses	$672,415
Billings in Excess of Costs and Estimated Earnings	113,950
Other Liabilities	60,912
Total liabilities acquired	847,277

Net assets acquired	$1,500,000

3.	PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed combined financial information:

(A) To record the preliminary estimate of goodwill for the Company’s acquisition of PWT. The preliminary estimate of goodwill represents the excess of the purchase consideration over the estimated fair value of the assets acquired and the liabilities assumed.

(B) To eliminate PWT’s shareholder’s equity.

(C) Record the purchase of 100% of PWT’s equity through the issuance of 10,000 shares of a new series of preferred stock, the Series B Preferred Stock.

(D) To record estimated derivative liability related to the full ratchet dilution protection of the Series B Preferred Stock.